Exhibit 99.1

Annual Meeting May 20, 2010

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine and the further development of our langbeinite recovery assets; changes in the prices of our raw materials, including but not limited to the price of natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. 2 Forward-Looking Information

3 Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense margin focus: Improve reliability and efficiency Capital investment to increase recoveries and productivity which is designed to lower per ton production cost Innovate production methods Our production focus combined with potash fundamentals delivers long-term margin opportunity Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine North Mine Developmental Asset

4 Company Overview The largest U.S. producer of potassium fertilizer Only western world producer created and dedicated solely to potash-related products Supplies ~1.6% of global demand and ~9.4% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio™ 5 active production facilities Productive capacity of approximately 0.9 million tons of potash and ~0.2 million tons of Trio™ Additional development and brownfield productive capacity of approximately 0.2 million tons of potash and ~0.2 million tons of Trio™ expected within 2 – 3 years Development projects should increase reliability and recoveries to lower our per ton production cost Balance sheet and cash from operations provide flexibility and stability

5 Solid Financial Performance EBITDA(1) (In millions) Balance Sheet as of March 31, 2010 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) $43.6 $31.5 $20.8 $14.5 $26.6 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 $0.7 $0.8 $0.9 $1.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $25.2 $17.4 $13.3 $12.3 $11.8 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 $0.33 $0.19 $0.13 $0.09 $0.16 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Cash and Investments $ 129 million Net Property $ 268 million Total Assets $ 781 million Debt Outstanding $ - Stockholders' Equity $ 722 million Availability under the Credit Line $ 125 million

6 United States Potash Consumption Source : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately nine percent, over the past 27 years Corn acres planted in the U.S. were 93.5MM acres in 2007, 86.0MM acres in 2008, 86.5 MM acres in 2009 and are estimated to be 88.8MM acres in 2010 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) - 50,000 100,000 150,000 200,000 250,000 - 2,000 4,000 6,000 8,000 10,000 12,000 Corn Acres Planted ('000 ) & Ending Stocks (' 000 MT) KCL Tons (' 000 ) FERTECON U.S. Potash Consumption, Corn Acres Planted and Ending Grain Stocks KCL Tons Corn Acres Ending Grain Stocks

Farmers Understand the Agronomic Benefits of Potash Potash application rates were down in 2008 and 2009 2009 presented good growing conditions for farmers A robust 2009 crop coupled with lower application rates means soils were being depleted of “banked” nutrients Over 80% of respondents said that potassium was either important and / or critical to their yield potential Strong indication that potash application rates need to at least match replacement rates Based on responses, a majority of farmers stated they rely on soil test results and that application levels will be at or near recommended rates 7 Strong Crop Yields in 2009 Result in Removal of Nutrients from the Soil (1) Intrepid Farmer Survey Confirms Importance of Potash (2) (1) USDA projection for 2009/10 Corn yield of 164.7 bu/ac. (2) 39,399 emails delivered, 4,049 opened, 649 responses, 1.6% response rate; Survey conducted August 24, 2009 through September 4, 2009.

Q1 2010 Has Started Off Strong For Intrepid Aggregate sales of potash in the first quarter of 2010 of 243,000 tons exceeded the number of tons sold in the first half of 2009 by over 35 percent Red Granular product inventory and production is essentially fully committed through mid-May 2010 The Intrepid list price has strengthened from the beginning of the year Potash - $390 per ton FOB the mine Trio™ - $196 per ton FOB the mine Truck demand from Intrepid facilities remains solid Industrial demand for potash continues to lag historical levels We are working to resume full staffing and production at our Carlsbad, New Mexico facilities 8

9 Potash Market Trends Worldwide recession Global buyer / dealer hesitation Producer inventories building Elective production curtailments / mine shutdowns Relatively full supply chain at the dealer and retail level Dealers unwilling to take price risk Slower sales into agricultural & industrial markets Corn prices under pressure due to high yields from good weather Mid 2008 – Mid 2009 Today Farmers are buying potash at current prices at more historically normal levels Recent price increases by potash producers obtained some traction Potash continues to move into the supply chain Dealers willing to purchase product to satisfy known demand Global buyer hesitation appears to have moderated Weather driven demand in the U.S. North American producer inventory levels have been reduced through the spring Profitability of the farmer is a key consideration in any market

10 Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly. Source: United Nations Food and Agriculture Organization (FAO), USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon. (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 5/12/2010; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stock to Use Ratios Grain Production Stock to Use Ratio 5 Year Average Fall 2010 Futures Soybeans: $8.40 $9.38 Wheat: $5.14 $5.38 Corn: $3.45 $3.93 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E $0 $2 $4 $6 $8 $10 $12 1980 1986 1992 1998 2004 2010E $/bushel Wheat All Corn Soybeans 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1983 1986 1989 1992 1995 1998 2001 2004 2007 2010 E Stocks to Use Ratio Grain Production (Millions of Tons)

11 Average Potash Consumption Approximately 5x Greater than Our Average Production in Our Markets Low High Source: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Intrepid Potash. (1) AAPFCO, Fertecon, USDA. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Strategically Located Assets Illinois, Iowa & Missouri, on average, consume ~2.3mm tons per year for agriculture or almost 25% of average U.S. potash demand.(1)

12 (2) Source: Green Markets and Fertecon Notes: (1) Based on Full Year 2009 for Intrepid Potash Inc., Potash Corp., Mosaic Co., Agrium Inc. (2) Total COGS include: Cash operating costs including all royalty, profit and capital taxes; Royalties of $20 per ton for Intrepid; Royalty, profit and capital taxes of $17 per ton for N. American Competitors. (3) Intrepid reports “average net realized sales price” which is an operating performance measure commonly used in the potash mining industry. Average net realized sales prices are derived by subtracting freight costs from gross sales revenue and then dividing this result by sales tons. Intrepid vs. North American Competitors Most Recently Reported Year ($ per ton) Intrepid’s Advantage Most Recently Reported Year ($ per ton) (1) Our 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of our principal competitors $151 $37 + = The Intrepid Potash Advantage: Strategically Located and Lower Royalties (2) $541 $390 $(234) $(197) $0 $100 $200 $300 $400 $500 $600 Average Net Realized Sales Price Total COGS Intrepid N. American Competitors $151 $(37) $114 ($40) ($10) $20 $50 $80 $110 Average Net Realized Sales Price Total COGS Gross Margin Advantage 2005 2006 2007 2008 2009 Intrepid average net realized sales price per ton advantage (3) 29.00 $ 43.00 $ 39.00 $ 88.00 $ 151.00 $

13 We sell potash into three different markets: Agricultural, Industrial and Feed Agricultural represents ~70% of Intrepid sales compared to an industry average of 92%(1) Agricultural primarily consumes granular potash and Trio™, industrial primarily consumes standard potash Standard potash costs less to produce Pricing similar across segments Industrial primarily consists of deliveries of standard potash to oil and gas drillers From July 3, 2009 to May 7, 2010 the Baker Hughes United States Rotary Rig Count has increased by 60% from 928 to 1,492 Industrial customers rely on spot market sales and just-in-time delivery Intrepid Potash Sales Industrial Agricultural Feed Diversified Markets and Customer Base Includes: Barley Corn Cotton Hay Nuts Rice Soybeans Vegetables Wheat (1) Source: Fertecon. FY 2008 FY 2009 1Q 2010 Agricultural 62% 69% 86% Industrial 30% 18% 8% Feed 8% 13% 6%

Well-Defined Attractive Growth Opportunities to Increase Production and Lower Per Ton Costs

- 2010 Capex budget of $125 to $155 million
  - $45 to $65 million likely to be allocated to sustaining and improvement capital
  - $55 to $75 million likely to be allocated to fund portions of the projects listed below

	Facility	Estimated	Key Benefits	Estimated in service date
Potash Debottlenecking and Expansion Projects at Existing Facilities				
Storage and Hoisting Capacity Upgrade	West	H2 2009	• Decouple underground and surface operations • Improve potash recoveries at West mine	In Service
Hydro-Float	West	H2 2010	• Improve potash recoveries at West surface facility by recovering fines that would normally go to tailings	In Service
Wash Thickeners	East	H2 2010	• Improve brine recoveries • Improve efficiency of surface processing facilities	In Service
Digital Control System	Carlsbad	2010	• Enhance both surface and underground operational performance of facilities • Enhance underground safety at facilities	2010
Additional Compaction	Moab	2010	• Ability to granulate 100 percent of production from Moab • Provides flexibility to respond to differing market demands	2010
Additional Caverns	Moab	2010	• Provide more brine to solar evaporation ponds • Increase production	2010
Significant Future Recovery & Productivity Projects				
Langbeinite Recovery Improvement Project	East	2011	• Step change in langbeinite recoveries • Reduced water consumption • Lower East mine per ton cost structure • Added flexibility to product mix	2011
HB Solution Mine	HB	2013	• Convert abandoned mine to low cost solution mine • Utilize solar evaporation to create low cost tons • Expected production of ~175,000 tons • Permitting expected by third or fourth quarter 2011	2013

INTREPID POTASH

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Intrepid believes the market is beginning to recognize the combined value of the nutrients in Trio™, potassium, magnesium and sulfur, and, as a result, we expect our pricing opportunity in the premium market to strengthen Growing Langbeinite Business Presents a Key Opportunity for Intrepid In 2005, Intrepid made the initial investment to recover langbeinite from the East mine The 2010 Langbeinite Recovery Improvement Project is the next step in the development of our langbeinite business Optionality to add on to the project to further increase productivity in the future Demand for granular Trio™ continues to grow Intrepid has over 50 years of remaining langbeinite reserves 15

Langbeinite Recovery Improvement Project Increases langbeinite recoveries from 35 percent to 50 percent thereby reducing cash costs per ton Reduces process water consumption Allows for production flexibility through the ability to granulate 100 percent of standard production Utilizes existing production assets Ability to increase production capacity in the future Can add flotation circuit to increase recoveries to approximately 70 percent with incremental investment Total project investment of approximately $85mm - $90mm $35mm to be incurred in 2010 Attractive IRR project at current Trio™ pricing 16 Project Benefits & Opportunities Project Economics

17 Sales of Potash & Trio™ in the United States Intrepid Sells Potash & Trio™ into Multiple Markets & Multiple End Users

Current Trio™ Market and Growth Potential

- The current market for Trio™ consists mainly of granular sales, with significant growth possible in the granular market


Current Trio™ Sales Profile
90,000
320,000
580,000
70,000
Domestic Granular
Domestic Standard
Int. Granular
Int. Standard
Growth Potential for Trio™
90,000
470,000 (+150,000)
630,000 (+50,000)
70,000
Domestic Granular
Domestic Standard
Int. Granular
Int. Standard
Total Current Market ~ 1.1M tons
Estimated Market in 2015 ~ 1.3M tons

- Intrepid is investing in education and marketing programs intended to increase awareness of the benefits of magnesium and sulfur
- The majority of the growth should be in the international granular market:
  - There is a move towards blend grade fertilizers as increasing farm size drives the need for more efficient farming
- The Langbeinite Recovery Improvement Project gives us the ability to meet this growing demand as we can granulate 100 percent of our estimated standard production if necessary

INTREPID POTASH

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Langbeinite Recovery Improvement Project Timeline 19 January – April 2009 July – December 2009 May 2010 October 2010 Late 2011 Feasibility Study Pilot testing with Dense Media Separation (“DMS”) circuit Lab flotation and pilot test-work on site Langbeinite granulation test-work Visit to site to view DMS equipment in use Review relative plant size and layout Discussions with operations/maintenance on functionality Basic Engineering Contracted with AMEC in July 2009 Reviewed and considered alternatives Performed risk analysis simulation on all project phases Fine tuned project schedule and tasks Project approved by Board of Directors Construction expected to begin Project completion expected

Low-Cost, Solar Evaporation Assets 20

HB Potash Solar Solution Mine: Incremental Low Cost Tons

- $600 per ton Capex to reopen an existing mine compared to an estimated cost of ~$1,400 per ton for greenfield projects
- HB expected to be among the lower-cost potash mines in North America
  - Same proven solar evaporation and solution mining technology as used in Moab
  - Will share infrastructure with existing Carlsbad operations
  - Production cost per ton estimated to be $65 to $70 per ton(1)
  - Estimated annual production – 150,000-200,000 tons
- Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009
- We anticipate the BLM will complete the EIS process by third to fourth quarter 2011
- Production planned to begin ~12 months after permit approval and full production two years after construction begins
- Total area available to be flooded: 1.3x size of Manhattan

Potash Pillar



(1) Based on third party feasibility study.

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HB Potash Solar Solution Mine: Project Timeline


HB PROJECT PERMITTING AND PRECONSTRUCTION ACTIVITIES
2009
2010
2011
1Q
2Q
3Q
4Q
HB EIS PROCESS
BLM Requires EIS to Permit HB
BLM Third Party EIS Contractor Selection
Draft EIS - Final EIS - Record of Decision Preparation
EIS Notice of Intent Published in Federal Register
Scoping Report Released by BLM
Draft EIS Notice of Availability Published in Federal Register
Final EIS Notice of Availability Published in Federal Register
Record of Decision Issued
BLM THIRD PARTY EIS CONTRACTOR SELECTION
DRAFT EIS - FINAL EIS - RECORD OF DECISION PREPARATION
NMED PERMITS
Discharge and UIC Permit
Public Notice - Draft Discharge Permit
Discharge and UIC Permit Issued
Air Quality Permit Review and Approval
NMED DISCHARGE AND UIC PERMIT
NMED AIR QUALITY PERMIT REVIEW AND APPROVAL
KEY PRE-CONSTRUCTION MILESTONES
Complete HB Mill Detailed Design and Engineering
Procure Long Lead Time Equipment For HB Mill
Award Pond Construction Contract/Perform Detailed Engineering
COMPLETE HB MILL DETAILED DESIGN AND ENGINEERING
PROCURE LONG LEAD TIME EQUIPMENT FOR HB MILL
AWARD POND CONSTRUCTION CONTRACT/PERFORM DETAILED ENGINEERING
COMMENCE CONSTRUCTION
NOTES
1. Project schedule as of May 12, 2010 (greyed area of schedule shows progress to date)
2. All activities shown on the schedule not already completed are estimated range of dates for completion of activity.
3. Completion of permit activities and future milestone dates are estimated and subject to change. Although Intrepid expects to obtain permits for the HB Project, it is possible that permits will not be issued or may be delayed by appeal or litigation.
LEGEND
Completed milestone
Anticipated start of construction
Range of dates for expected milestone completion

HB Project Update

- Fifteen months into the EIS process with the BLM and we continue to remain on schedule.
- BLM has issued its scoping summary report for the EIS and is moving forward on preparation of the draft EIS.
- Working with the New Mexico Environment Department on the issuance of an underground injection permit for the mine; we believe issuance of this permit should occur shortly.

INTREPID POTASH

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23 Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities Final Thoughts

Appendix

Non-GAAP Reconciliation

- Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.
- Net income for the three months ended March 31 and June 30, 2008 respectively, is presented on a pro forma basis as fully described in Part I, Item 1A to our respective Form 10-Q's. Pro forma net income includes adjustments to reduce net income for the effect of stock compensation, interest expense, and income taxes for the period prior to our IPO.

Calculation of EBITDA

	2008				2009				2010
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Pro Forma Net Income	$19,284	$32,446	$49,719	$22,690	$24,681	$14,436	$9,520	$6,705	$11,846
Add: Income tax expense	12,657	20,580	29,474	13,927	15,196	13,023	6,392	2,294	7,661
Add: Interest expense, including derivatives	1,433	(1,201)	643	2,703	203	(251)	639	214	555
Add: Depreciation, depletion, amortization and accretion	2,790	2,782	3,076	2,087	3,492	4,256	4,270	5,310	6,539
Add: Write-off of term loan bank fee	-	456	-	-	-	-	-	-	-
Add: Impairment Expense	-	-	756	-	-	-	-	-	-
Total adjustments	16,880	22,617	33,949	18,717	18,891	17,028	11,301	7,818	14,755
Pro Forma Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$36,164	$55,063	$83,668	$41,407	$43,572	$31,646	$20,821	$14,523	$26,601

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INTREPID POTASH